UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
     6(e)(2))
[  ] Definitive Proxy Statement
[X ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                               Shoney's, Inc.
               ------------------------------------------------
               (Name of Registrant as Specified in its Charter)

               ------------------------------------------------
                (Name of Person(s) Filing Proxy Statement, if
                         other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[  ] No fee required
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)     Title of each class of securities to which transaction
                applies:
                  Common Stock, $1.00 par value per share, of  Shoney's, Inc.
                  -----------------------------------------------------------
        (2)     Aggregate number of securities to which transaction applies:
                  52,031,248 shares
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        (3)     Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                  The filing fee was determined based upon the product of 52,031,248 shares of Shoney's common stock and the merger consideration of $0.36 per share in cash. In accordance with Exchange Act Rule 0-11, the filing fee was determined by multiplying the amount calculated pursuant to the preceding sentence by 1/50 of one percent.
                  -----------------------------------------------------------
        (4)     Proposed maximum aggregate value of transaction:
                  $18,731,249.28
                  -----------------------------------------------------------
        (5)     Total fee paid:  $3,746.25
                                 --------------------------------------------
[X ] Fee paid previously with preliminary materials
[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
                           --------------------------------------------------
(2) Form, Schedule or Registration Statement No.:
                                                 ----------------------------
(3) Filing Party:
                 ------------------------------------------------------------
(4) Date Filed:
               --------------------------------------------------------------

     [Material to be sent to employee shareholders via e-mail and posted on company internal website on or about March 29, 2002]

To all employee shareholders of Shoney's, Inc.:

The proxy material concerning Lone Star's proposed acquisition of Shoney's, Inc. should have been received by all shareholders by this time. The proxy statement has a great deal of information concerning the proposed transaction. We urge you to review it thoroughly. Along with the proxy statement, there is a proxy card for you to use to indicate your vote. The instructions are simple and you may use the proxy card to make your selection. In addition to the proxy card, there are two other ways to indicate your vote. You may vote by phone by calling 800-790-3272 or you may vote by using the internet web site. The internet web site is: http://proxy.georgeson.com.

The Board of Directors of Shoney's, Inc. recommends that you vote FOR the merger. This is an important step in the history of our Company and we urge you to make your election as soon as you have thoroughly reviewed the proxy material.